UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

Infinity Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Massachusetts Avenue, Floor 4, Cambridge, MA 02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INFI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On July 24, 2023, the board of directors (the “Board”) of Infinity Pharmaceuticals, Inc. (the “Company”) approved a plan to reduce the Company’s overall headcount by 21 positions, representing approximately 78% of the Company’s workforce.  The workforce reduction is expected to be completed by the end of the third quarter of 2023.

The Company expects to incur a one-time charge in the third quarter of 2023 of approximately $3.4 million in severance and restructuring costs in connection with the workforce reduction. This charge primarily relates to severance payments and employee benefits. The estimates of expenses and cash costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. If the Company subsequently determines that it will incur significant additional expenses or cash costs in connection with the workforce reduction, it will amend this Current Report on Form 8-K to disclose such information.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2023, each of Samuel Agresta, Sujay R. Kango and Brian Schwartz resigned from the Board, effective immediately.  These resignations were not the result of any dispute or disagreement with the Company.

Item 8.01.  Other Events.

On July 25, 2023, the Company issued a press release regarding the workforce reduction and departure of directors.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release dated July 25, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. All statements, other than statements of historical facts, included in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements regarding the expected timing for completion of the workforce reduction and the amounts and timing of the expenses and cash costs that the Company expects to incur in connection with the workforce reduction. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Risk Factors discussed in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”), and its other filings with the SEC, available through the Company’s website at www.infi.com.  You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report. The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: July 25, 2023	By:	/s/ Seth A. Tasker
Seth A. Tasker
Chief Business Officer